Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, That the undersigned, a Director of Ecolab Inc., a Delaware corporation (“Corporation”), does hereby make, nominate and appoint DOUGLAS M. BAKER, LAWRENCE T. BELL and MICHAEL C. McCORMICK, and each of them, individually, to be my attorney-in-fact, with full power and authority to sign his name to a Registration Statement on Form S-8 relating to the registration under the Securities Act of 1933 of not more than 100,000 shares of Ecolab Inc. Common Stock, par value $1.00 per share, and Preferred Stock Purchase Rights associated with the Common Stock, for the Ecolab Limited — Ecolab New Zealand Share Purchase Plan, and any and all amendments thereto, provided that the Registration Statement and any amendments thereto, in final form, be approved by said attorney-in-fact, and his name, when thus signed, shall have the same force and effect as though I had manually signed said document or documents.

IN WITNESS WHEREOF, I have hereunto affixed my signature this 3rd day of December, 2009.

/s/Barbara J. Beck
Barbara J. Beck

/s/Les S. Biller
Les S. Biller

/s/Richard U. De Schutter
Richard U. De Schutter

/s/Jerry A. Grundhofer
Jerry A. Grundhofer

/s/Joel W. Johnson
Joel W. Johnson

/s/Jerry W. Levin
Jerry W. Levin

/s/Robert L. Lumpkins
Robert L. Lumpkins

/s/C. Scott O’Hara
C. Scott O’Hara

/s/Beth M. Pritchard
Beth M. Pritchard

/s/Victoria J. Reich
Victoria J. Reich